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                                                                    EXHIBIT 10.1


   CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.



                      CO-MARKETING AND MEMBERSHIP AGREEMENT

         This Co-Marketing and Membership Agreement (this "AGREEMENT") dated as of this 1st day of February, 2001 (the "EFFECTIVE DATE") is between Princeton Review Publishing, L.L.C., and The Princeton Review Management, L.L.C., a Delaware limited liability company ("TPR"), having its principle place of business at 2315 Broadway, New York, New York 10024 and Student Advantage, Inc., a Delaware corporation ("SA"), having its principle offices at 280 Summer Street, Boston, Massachusetts 02210.

                                   BACKGROUND

         WHEREAS, SA owns and operates a network of sites on the world wide web portion (the "WEB") of the Internet targeted towards college students and alumni which includes, but is not limited to, collegeclub.com (the "SA NETWORK") and markets a membership program (the "SA MEMBERSHIP") which allows high school, college and university students who are Members of the SA Membership (the "SA MEMBERS") to purchase goods and services from certain merchants and corporate partners at an exclusive discount using their membership identification number (the "MEMBER ID") at the time of purchase;

         WHEREAS, TPR is engaged in the sale of preparatory courses and testing material and other products and services, on a retail basis and via an Internet web site on the Web located at URL http://www.review.com (the "TPR WEB SITE");

         WHEREAS, SA and TPR desire: (i) that TPR become the premier Test Prep partner at collegeclub.com from the Effective Date through September 30, 2001 for the purpose of marketing TPR goods and services and promoting the Student Advantage brand, and (ii) that TPR promote the SA Memberships.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

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1. COLLEGECLUB.COM PROMOTION. TPR will be the premier Test Prep Partner at
collegeclub.com for the period from the Effective Date through September 30, 2001 in a manner to be solely determined by SA but to involve no less than 5 million banner impressions per month during the Term (the "Collegeclub.com Promotions"). The parties will work together to develop exact nature and form of the Collegeclub.com Promotions.

2. TPR PROMOTION OF SA AND SA MEMBERSHIPS. TPR will maintain a 120x60 badge promoting SA on relevant parts of its web site, and will promote the SA Membership through ads and email, in its sole discretion.

3. CONTENT INTEGRATION. Both parties will make reasonable efforts to integrate their respective content provided to the other pursuant to this Agreement for use on each other's web sites, except to the extent not technically and contractually feasible (e.g. in cases where content is provided by a third party), including special features and timely articles.

         3.1. At a minimum, TPR will provide to SA articles from the major TPR Web Site Channels (including College, Business School, Graduate School, Law School, Medical School, Career and Internships) for use on CollegeClub.com no less frequent than the frequency that such articles are published on the TPR Web Site provided that the content will contain appropriate brands and links back to TPR.

         3.2. TPR shall endorse and provide access to the SA Scholarship Search through and in relevant areas of the TPR Web Site. TPR agrees that the SA Scholarship Search shall be the only scholarship search on the TPR Web Site, and that SA will share with TPR all users that register on SA's Scholarship Search. This paragraph will only take effect if TPR has not already made a commitment to another scholarship search company.

         3.3. TPR shall endorse and provide access to SA Academic Research through and in relevant areas of the TPR Web Site. TPR agrees that SA Academic Research shall be the only branded academic research product of this type on the TPR Web Site. We consider "this type" to refer to a search engine that finds appropriate web sites for a topic.

4. PRESS RELEASES. SA and TPR will jointly prepare press releases concerning the existence of this Agreement and the terms hereof. Otherwise, no public statements concerning the terms of this Agreement shall be made or released to any medium except with the prior approval of each party or as required by law, including applicable securities laws and rules and regulations of the Securities and Exchange Commission.

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5. FEES AND PAYMENTS.

         5.1. TPR PROMOTION OF SA. SA will pay TPR $[**] per thousand impressions for 85 million impressions of an approved Student Advantage badge to be displayed on TPR's web site through September 30, 2001. TPR will not serve more than 15 million impressions in any one-month period.

         5.2. SA MEMBERSHIP. SA shall pay TPR a sales commission (the "Membership Commission") of [**] dollars ($[**]) for each twenty-dollar ($20.00) SA Membership sold through the TPR Web Site or other TPR marketing channels (the "Membership Commission"), so long as full payment for the SA Membership, including shipping and handling, is received by SA.

         5.3. SA will pay TPR a guaranteed, non-refundable minimum of [**] Dollars ($[**]), credited towards the services provided by TPR in paragraphs 5.1 and 5.2. The first payment under this
                  Section 5.1 of $[**] will be due net 30 from June 30, 2001 and the final payment of $[**] will be due net 30 from September 30, 2001. In the event that TPR generates total Membership Commission under this Section 5.1 in excess of $[**] during such period (the "Excess"), TPR will invoice SA on September 30, 2001 for such Excess with payment terms of net 30. For all sales of SA Memberships after September 30, 2001, TPR will receive a maximum commission of [**] dollars ($[**]) per Membership sold.

         5.4. COLLEGECLUB.COM PROMOTION FEE. TPR will pay SA a monthly fee of [**] Dollars ($[**]) as payment for the Collegeclub.com Promotion, with the first two payments of $[**] due net 30 from February 28, 2001 and June 30, 2001 and the final payment of $[**] due net 30 from September 30, 2001.


6. TERM/TERMINATION. The Term of the Agreement shall begin on the Effective Date and continue through December 31, 2001.

         6.1. This Agreement may be terminated by one party in the event of a material breach of the terms of this Agreement by the other party if said breach is not cured within thirty (30) calendar days after receipt of written notice specifying the breach.

         6.2. This Agreement may be terminated immediately by one party upon the commencement of a voluntary or involuntary bankruptcy, insolvency, bankruptcy related reorganization or similar proceeding of the other party.

         6.3. This Agreement may be terminated by one party, if upon consultation with its legal counsel, a party determines the other party is in violation of any federal or state legal or regulatory requirement in connection with or relating to performance of such other party's obligations hereunder.



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7. REPRESENTATIONS AND WARRANTIES. Each of TPR and SA warrant that it has the power, right, and authority to enter into this Agreement. Each of TPR and warrant that it will comply at all times with all federal, state and local laws and regulations applicable to it, including without limitation, all consumer finance, fair trade and non-discrimination laws and regulations and that this agreement was negotiated at arms-length. Each of TPR and SA warrant and represent that its performance hereunder (including, without limitation, their provision of materials for use by the other party) will not, directly or indirectly, infringe upon or violate any intellectual property right (including, but not limited to publicity, privacy, patent, copyright or trademark) or other proprietary rights of any third party, or constitute defamation, false advertising, invasion of privacy or violation of any right of publicity or other right of any third party, or violate any applicable law or regulation. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, SA MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SA NETWORK, ANY OTHER WEB SITE OR ANY OTHER SERVICES TO BE PROVIDED BY SA HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, TPR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TPR WEB SITE, ANY OTHER WEB SITE OR ANY OTHER PRODUCTS OR SERVICES TO BE PROVIDED BY TPR HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

8. MUTUAL CONFIDENTIALITY. Any confidential information or material furnished or disclosed by one party to the other party shall remain the exclusive property of the disclosing party. SA and TPR agree not to disclose the confidential information of the other party to any third party or use such information expect as authorized hereunder. Notwithstanding the foregoing, confidential information shall not include any information that is (a) already known by the receiving party at the time of its disclosure or becomes publicly known through no wrongful act of the receiving party or (b) lawfully required to be disclosed to any government agency or judicial body. For purposes of this Agreement, subject to Section 9, confidential information shall include any information of a confidential or proprietary nature, including, without limitation, advertising materials, any information about SA Members (such as, but not limited to, the SA Membership list and database and SA Member Data), plans strategies, trade secrets, techniques, products, research and development, production, costs, profit information, and the terms of this Agreement.

9. LICENSES/INTELLECTUAL PROPERTY. TPR hereby grants SA a non-exclusive license to use and reproduce TPR logo and trade name, as such logo and trade name may be altered from time to time, as is necessary under this Agreement. All use such logo and trade name shall inure to the benefit of TPR or its affiliates. Such license will terminate upon termination of this Agreement, except SA will have a reasonable period of time to clear marketing channels upon any termination. SA hereby grants TPR a non-exclusive license to use and reproduce the SA logo and trade name, as such logo and trade name may be altered from




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time to time, as is necessary to promote the SA Memberships as set forth in
Section 2. Such license will terminate upon termination of this Agreement, except TPR will have a reasonable period of time to clear marketing channels upon any termination. Both parties reserve the right to make adjustments to their business and product names. Each party hereby acknowledges the other party's rights and interests in said party's trademarks and agrees not to claim any right, title or interest in or to such trademarks or to at any time challenge or attack said party's rights in or to such trademarks for any reason whatsoever. TPR acknowledges that SA retains copyright, the right of extraction and all other rights in the names, addresses and other information pertaining to SA Members, the SA Member Data, and the SA Membership list and database; except that the copyright in the TPR Registration Data shall be jointly owned by the parties, and TPR shall also have a right of extraction and all other rights in the names, addresses and other information included in such TPR Registration Data. SA acknowledges that except to the extent it contains intellectual property rights of SA, which shall be owned by SA, TPR will maintain sole ownership of the TPR Web Site. TPR agrees that upon the termination of this Agreement it shall not knowingly attempt to contact or solicit further business from SA Members who shall have been SA Members at the time of such termination, except SA Members who registered with TPR at the TPR Web Site, and will not use the any TPR registration data in contravention of SA's Privacy Policies located at studentadvantage.com.

10. INDEMNIFICATION. Each party shall defend, indemnify, and hold harmless the other party, its officers, employees, and affiliates from any claims, demands, suits, causes of action, liability and expense (including reasonable attorney's fees and costs) and costs (collectively, "Damages") arising out of or relating to its grossly negligent performance under this Agreement and/or the breach of any representations or warranties made by it hereunder. TPR shall also indemnify, defend and hold harmless SA in respect of any Damages arising from or relating to the TPR's provision of goods or services to SA Members. SA shall also indemnify, defend and hold harmless TPR in respect of any Damages arising from or relating to the SA's provision of goods or services.

11. LIMITATION ON DAMAGES. EXCEPT AS PROVIDED IN SECTION 10 ABOVE, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY NOR THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE TO THE OTHER FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO DAMAGES RESULTING FROM LOST PROFITS OR GOODWILL, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S TOTAL, AGGREGATE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED THE NET AMOUNT PAID TO SUCH PARTY UNDER THIS AGREEMENT.

12.  GENERAL TERMS.

         12.1. Notwithstanding anything to the contrary in the Agreement, either TPR or SA shall be entitled to assign its rights under this Agreement to any affiliate of such





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                  party or any successor to of such party, whether by merger, consolidation or purchase of stock or assets.

         12.2. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, and successors and assigns of the parties, except to the extent assignability is limited herein. This agreement may be amended only with the written consent of both SA and TPR.

         12.3. Neither party shall be liable for failure to perform any obligation under this Agreement where such failure is due to fire, flood, labor dispute, natural calamity, acts of the government or other causes that are otherwise beyond the control of such party.

         12.4. The parties to this Agreement are independent contractors. Neither party has the authority to bind the other or to incur any obligation on its behalf except as explicitly provided in this Agreement.

         12.5. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts except for such choice of laws principles that would cause the laws of another jurisdiction to govern. All notices, requests and other communications to either party hereunder must be in writing and given to such party at its address set forth above.

         12.6. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

         12.7. Any notices or other communications hereunder, except as may otherwise be provided in this Agreement, will be deemed given and delivered when delivered personally or telecopied by confirmed facsimile, or the day signed for or rejected by addressee after mailing by registered or certified mail, return receipt requested, or the next business day if sent by nationally recognized overnight courier providing for a return receipt, in each case postage prepaid, addressed to the address on the first page hereof or to such other address as either party shall designate by written notice to the other, effective ten (10) days after such notice.




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IN WITNESS WHEREOF, the parties have hereunto executed this document as of that day and year first written above.


STUDENT ADVANTAGE, INC.                   THE PRINCETON REVIEW, INC


By: /s/ Raymond V. Sozzi, Jr.             By: /s/ John Katzman
    -------------------------                 --------------------------

Name:  Raymond V. Sozzi, Jr.              Name:  John Katzman
       ----------------------                    -----------------------
Title: President                          Title: Chief Executive Officer
       ----------------------                    -----------------------



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                      CO-MARKETING AND MEMBERSHIP AGREEMENT
                                 AMENDMENT NO. 1

         This Amendment No. 1 (the "AMENDMENT") is made and entered into as of this 10th day of August, 2001, by and between Student Advantage, Inc., a Delaware corporation ("SA"), having offices at 280 Summer Street, Boston, Massachusetts 02210 and Princeton Review Publishing, L.L.C. and The Princeton Review Management, L.L.C., a Delaware limited liability company (collectively, "TPR"), having its principle place of business at 2315 Broadway, New York, New York 10024. The aforesaid shall be referred to hereinafter collectively as the "PARTIES" all other terms shall have the meaning ascribed to them in the Agreement.

         WHEREAS, the Parties entered into a Co-Marketing and Membership Agreement dated February 1, 2001 and effective April 1, 2001 (the "AGREEMENT"); and

         WHEREAS, the Parties have decided to amend the Agreement effective as of the above date, as set forth herein.

         NOW, THEREFORE, in consideration of these premises and the mutual promises herein contained, it is agreed by and among the Parties as follows:

1. Section 3 of the Agreement is hereby amended to include the following new sections:

         "3.4 DISCOUNT. TPR agrees to provide SA Members an ongoing discount (the "OFFER") of a $[**] discount off all TPR online and offline regularly priced, complete MCAT, GMAT, LSAT and GRE courses (a "COURSE"). The Discount will be redeemable by SA Members through the TPR toll-free number (1-800-2-REVIEW) and via online links from the SA Network.

         3.5 INCREMENTAL COUPON. In addition to the Discount, TPR will provide for inclusion by SA an incremental coupon with a value of [**] Dollars ($[**]) off any Course (the "COUPON") for SA Members be included in at least 100,000 SA Membership card carriers for the 2001-2002 SA Membership year as part of SA's fulfillment kit.

         3.6 Sponsor agrees that it will not provide discounts to, or otherwise engage the services of, any company, other than SA, that provides ongoing or limited time discounts to Students by means of a national student discount card product or any other identification instrument. Any non-SA Members that contact Sponsor to inquire about Sponsor's national student discount policy will be informed that Sponsor's national student discount card discount is offered exclusively through SA.




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         3.7 The Discount will be available on all regularly priced products, and is valid throughout the term of this Agreement provided the student is a valid SA Member.

         3.8 Sponsor agrees that it will require SA Members to submit a valid Member ID when making purchases through the TPR toll-free number (1-800-2-REVIEW) and via online links from the SA Network."

2. Section 5 of the Agreement is hereby amended to include the following new sections:

         "5.5 OFFER COMMISSION. TPR will pay SA an amount equal to [**] Dollars ($[**]) for each Course purchased by an SA Member (the "OFFER COMMISSION"). TPR will pay SA the Offer Commissions and send SA reports supporting such Offer Commission calculation on a quarterly basis no later then thirty (30) days after the end of each calendar quarter.

         5.6 COUPON COMMISSION. TPR will pay SA an amount equal to [**] Dollars ($[**]) for each Course purchased by an SA Member (the "COUPON COMMISSION") for which a Coupon is submitted. Coupons will be tracked by TPR using a unique code. Coupon may only be redeemed via TPR's toll free number. TPR will pay SA the Coupon Commissions and send SA reports supporting such Coupon Commission calculation on a quarterly basis no later then thirty (30) days after the end of each calendar quarter. This coupon expires December 31, 2001.

3. This Amendment may be executed in any number of counterparts, all of which together shall constitute one Agreement. Except as specifically referenced herein all other terms of the Agreement shall continue in full force and effect.

4. Each party has read this Amendment and understands its terms. Each Party has executed this Agreement voluntarily and with full knowledge of its legal significance.



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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Amendment as of the date indicated above.

STUDENT ADVANTAGE, INC.                      THE PRINCETON REVIEW, INC.

By (signature) /s/ Josh Fraser               By (signature) /s/ Stephen Quattrocinch
----------------------------------------     ----------------------------------------

Name  Josh Fraser                            Name  Stephen Quattrocinch
----------------------------------------     ----------------------------------------

Title  VP, Business Development              Title  Executive Vice President
----------------------------------------     ----------------------------------------







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